OAKWOOD MORTGAGE INVESTORS, INC. 1995-B      REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER         POOL REPORT # 16
REMITTANCE REPORT                                                   Page 1 of 6
REPORTING MONTH:                      Jan-97

                                          Scheduled Principal Balance of Contracts
------------------------------------------------------------------------------------------------------------------------------


Beginning                                                                                           Ending                Scheduled
Principal             Scheduled          Prepaid           Liquidated        Contracts              Principal             Gross
Balance               Principal          Principal         Principal         Repurchased            Balance               Interest
------------------------------------------------------------------------------------------------------------------------------------


165,649,747.56        (406,319.90)      (636,467.20)      (918,724.60)        0.00             163,688,235.86         1,562,326.88
====================================================================================================================================




              Scheduled                                            Amount
 Servicing    Pass Thru        Liquidation       Reserve         Available for
    Fee       Interest          Proceeds        Fund Draw         Distribution
-------------------------------------------------------------------------------


138,041.46   1,424,285.42      633,200.19           0.00          3,238,314.17
===============================================================================







                                                          Reserve Fund as of Cutoff Date
------------------------------------------------------------------------------------------------------------------------------------



 Beginning                            Investment         Balance Before     Reserve        Reserve       Balance After
  Balance     Deposits     Distrib.    Interest       Current Distribution  Fund Draw    Fund Deposit  Current Distribution   Excess
------------------------------------------------------------------------------------------------------------------------------------
 376,509.15     0.00     -1,509.15      1,488.70          376,488.70         0.00             0.00       376,488.70         1,488.70
====================================================================================================================================


  Reserve Fund Required Balance
 -------------------------------------
  Before Current    After Current
 Distribution       Distribution
---------------------------------------

   375,000.00         375,000.00
=======================================



                                             Certificate Account
-------------------------------------------------------------------------------
 Beginning          Deposits                              Investment    Ending
 Balance    Principal      Interest      Distributions       Interest   Balance
-------------------------------------------------------------------------------

404,130.31   1,972,374.90  1,589,674.85  (3,431,621.57)   1,915.93    536,474.42
===============================================================================

                       P&I Advances at Distribution Date
--------------------------------------------------------------------------------

        Beginning             Recovered           Current           Ending
         Balance               Advances          Advances           Balance
-------------------------------------------------------------------------------


      2,244,946.74       2,108,820.96      1,822,414.87      1,958,540.65
===============================================================================

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B         REPORT DATE:  FEBRUARY 6, 1997
OAKWOOD ACCEPTANCE CORP. -  SERVICER            POOL REPORT #16
REMITTANCE REPORT
REPORTING MONTH:       Jan-97                   Page 2 of 6                `

Class B Crossover Test                                           Test Met?         Average 60 day delinquency ratio:
-----------------------------------------------------------------           ---------------

(a) Remittance date on or after April 2000                           N                Over 60s        Pool Balance      %
                                                                          -----------------------------------------------

(b) Average 60 day Delinquency rate <=   5%                          Y  Current Mo       8,204,944.85  163,688,235.86  5.01%
                                                                        1st Preceding Mo 7,750,932.07  165,649,747.56  4.68%
(c) Average 30 day Delinquency rate <=   7%                          Y  2nd Preceding Mo 7,253,290.13  167,499,590.84  4.33%
                                                                                                          Divided by      3
                                                                                                                    --------
(d) Cumulative losses do not exceed the following                                                                      4.67%
percent of the initial principal balance of all Certificates                                                        ========

                                                                        Average 30 day delinquency ratio:
                   April 2000 -Sept. 2001    7%                      N
                   Oct 2001 -Sept. 2002      8%                      N
                   Oct 2002 -                9%                      N                   Over 30s      Pool Balance    %
                                                                                        -----------------------------------
                                                                       Current Mo        11,526,214.07 163,688,235.86 7.04%
                                                                       1st Preceding Mo  10,987,655.26 165,649,747.56 6.63%
(e) Current realized loss ratio <= 2.75%                             Y 2nd Preceding Mo  10,070,358.18 167,499,590.84 6.01%
                                                                                                          Divided by      3
                                                                                                                       -------
(f) Are class B principal balances >= 25.375%                                                                            6.56%
of stated scheduled pool balance                                                                                        ======

                                                                         Cumulative loss ratio:
                Beginning B-1 balance             19,650,000.00
                Beginning B-2 balance              7,485,958.00                  Cumulative losses   1,531,735.48
                                                                                                     ------------
                                                                         Divided by Initial Certificate
                                                                            Principal   187,144,958.00                  0.818%
                                                  -----------------                                                    ========
                                                  27,135,958.00
                Divided by beginning pool
                balance                          165,649,747.56
                                                 ------------------
                                                         16.382%    N   Current realized loss ratio:
                                                 ==================
                                                                                           Liquidation      Pool
                                                                                            Losses          Balance
                                                                                                           ------------

                                                                        Current Mo         285,524.41    165,649,747.56
                                                                        1st Preceding Mo   191,132.83    167,499,590.84
                                                                        2nd Preceding Mo   166,055.76    168,987,760.80
                                                                                                                         1.545%
                                                                                                                     =============


OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER             REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                    POOL REPORT # 16
REPORTING MONTH:         Jan-97                                     Page 3 of 6



                                                              Delinquency Analysis

                                          31 to 59 days               60 to 89 days         90 days and Over     Total Delinq.
                  No. of    Principal            Principal                 Principal              Principal             Principal
                   Loans     Balance        #     Balance          #        Balance      #        Balance      #         Balance
          --------------------------------------------------------------------------------------------------------------------------


Excluding Repos   5,585     158,855,925.82   114   3,289,725.43    52     1,633,030.65    57    1,779,644.55   223     6,702,400.63

    Repos           156       4,832,310.04     2      31,543.79    17       486,712.39   136    4,305,557.26   155     4,823,813.44
                  -----------------------------------------------------------------------------------------------------------------
    Total          5,741    163,688,235.86   116   3,321,269.22    69     2,119,743.04   193    6,085,201.81   378    11,526,214.07
                   =================================================================================================================


                                                                                                               6.6%         7.04%
                                                                                                               ====================



                                     Repossession Analysis
       Active Repos            Reversal       Current Month
        Outstanding          (Redemption)      Repos          Cumulative Repos
        Principal             Principal        Principal           Principal
   #     Balance        #      Balance     #    Balance      #      Balance
------------------------------------------------------------------------------


  156  4,832,310.04    (1)  (5,271.08)     29   708,016.75   432  11,827,198.64

  OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
  OAKWOOD ACCEPTANCE CORP. -  SERVICER       REPORT DATE:  FEBRUARY 6, 1997
  REMITTANCE REPORT                          POOL REPORT # 16
  REPORTING MONTH:     Jan-97

  REPOSSESSION LIQUIDATION REPORT             Page 4 of 6


                               Liquidated                                                             Net
    Account         Customer   Principal      Sales      Insur.      Total        Repossession    Liquidation         Unrecov.
     Number           Name     Balance       Proceeds    Refunds    Proceeds        Expenses       Proceeds           Advances
  ---------------------------------------------------------------------------------------------------------------------------------



  072185-2     ATCHISON          7,257.73        0.01    718.46       718.47           0.00          718.47           1,819.12
  074666-9     MOSHER            6,769.91    1,800.00    363.51     2,163.51           0.00        2,163.51           1,574.22
  075175-0     WAVERLY           3,591.62      500.00    257.49       757.49         761.00           (3.51)          2,334.80
  075784-9     NEAL             15,312.11    4,259.00    718.95     4,977.95           0.00        4,977.95           3,118.29
  076672-5     BEAUCHAMP         9,912.32    9,500.00    362.66     9,862.66       2,267.99        7,594.67           1,722.96
  077267-3     ROBBINS           7,954.17    1,650.00    352.51     2,002.51           0.00        2,002.51           1,176.85
  072164-7     PATRICK          10,112.68    2,700.00    700.99     3,400.99           0.00        3,400.99           1,948.94
  073789-0     DAVIS            15,047.51   17,900.00      0.00    17,900.00         537.00       17,363.00           2,243.22
  074645-3     KEY              20,070.63   19,700.00    764.78    20,464.78       2,085.05       18,379.73           2,018.73
  074654-5     CANTRELL         31,656.97   21,000.00  1,026.15    22,026.15      17,099.31        4,926.84           7,120.65
  074670-1     MCCALL           11,410.22    6,535.00      0.00     6,535.00           0.00        6,535.00           1,114.75
  074925-9     SMITH            23,546.14   25,700.00  2,541.95    28,241.95       4,369.75       23,872.20           2,995.44
  075362-4     WILLIAMS         23,496.88   27,500.00  2,054.22    29,554.22       4,513.33       25,040.89           3,841.31
  076921-6     BRILEY           23,838.12   26,900.00  1,199.35    28,099.35       6,405.96       21,693.39           2,171.34
  071610-0     PETERS           18,801.02   19,900.00    649.26    20,549.26       4,774.45       15,774.81           1,675.03
  072700-8     MOORE            20,801.72   18,900.00  1,187.86    20,087.86       2,727.57       17,360.29           1,892.31
  072791-7     BUENROSTRO       29,910.35   28,900.00  1,592.56    30,492.56       3,753.28       26,739.28           3,035.36
  073552-2     CAVNESS          34,096.94   34,900.00  1,556.75    36,456.75       3,621.14       32,835.61           4,638.70
  073729-6     TAYLOR           25,375.68   24,500.00    751.51    25,251.51       1,925.59       23,325.92           1,569.20
  073853-4     HOLDEN           21,201.71   17,000.00    636.19    17,636.19       5,956.46       11,679.73           1,928.57
  073895-5     KURDZIEL         21,681.66   15,000.00      0.00    15,000.00       2,815.40       12,184.60           2,600.82
  074148-8     GRIFFIN          21,179.73   19,700.00  1,312.09    21,012.09       2,367.44       18,644.65           1,462.25
  074370-8     MORTON           25,937.88   23,500.00  1,408.61    24,908.61       2,242.00       22,666.61           1,973.34
  074544-8     PICKETT          28,309.56   24,700.00  2,107.61    26,807.61       7,386.94       19,420.67           5,238.45
  075776-5     FRAZIER          20,551.11   25,900.00    997.36    26,897.36       2,965.00       23,932.36           2,397.04
  076129-6     COLE             31,829.89   28,500.00    363.84    28,863.84       2,485.00       26,378.84           2,320.44
  076227-8     DONALDSON        23,601.37   22,500.00      0.00    22,500.00       1,390.00       21,110.00           2,237.34
  076437-3     MULLENS          23,448.73   28,500.00  1,799.54    30,299.54       4,947.76       25,351.78           2,171.44
  076543-8     JENNINGS         25,194.52   25,600.00  1,818.73    27,418.73       1,915.04       25,503.69           2,035.04
  077189-9     RAMSEY           27,246.84   22,500.00  2,902.15    25,402.15         693.15       24,709.00           1,655.25
  078618-6     LEFLEUR          24,208.16   15,059.66  1,316.83    16,376.49       5,802.53       10,573.96           4,883.40
  072172-0     RENDON           43,931.23   45,900.00    936.73    46,836.73       8,514.00       38,322.73           4,529.91
  072393-2     TYON             46,306.87   40,900.00  1,005.81    41,905.81       7,745.36       34,160.45           7,896.00
  073382-4     PURCELL          28,054.52   25,900.00  1,315.19    27,215.19       1,077.00       26,138.19           1,601.65
  073387-3     SHELTON          29,918.09   29,900.00    617.04    30,517.04       1,697.00       28,820.04           2,391.34
  074169-4     REED             33,510.69   32,700.00  1,781.57    34,481.57       3,657.47       30,824.10           3,336.75
  074254-4     HALE             25,655.10   22,300.00  1,205.62    23,505.62       3,103.00       20,402.62           2,716.02
  075714-6     CONWAY           21,707.81   20,900.00  1,352.22    22,252.22         627.00       21,625.22           1,549.26
  076965-3     JACKSON          28,251.64   26,500.00  1,130.24    27,630.24       5,088.47       22,541.77           3,571.88
  077447-1     ESTES            28,034.77   25,700.00  2,244.72    27,944.72       4,729.12       23,215.60           3,200.56
                              ======================================================================================================
                               918,724.60  831,903.67 43,051.05   874,954.72     132,046.56      742,908.16         109,707.97
                              ======================================================================================================




      Net                    Current
     Pass Thru              Period Net       Cumulative
     Proceeds               Gain/(Loss)      Gain/(Loss)
------------------------------------------------------------


     (1,100.65)       (8,358.38)
        589.29        (6,180.62)
     (2,338.31)       (5,929.93)
      1,859.66       (13,452.45)
      5,871.71        (4,040.61)
        825.66        (7,128.51)
      1,452.05        (8,660.63)
     15,119.78            72.27
     16,361.00        (3,709.63)
     (2,193.81)      (33,850.78)
      5,420.25        (5,989.97)
     20,876.76        (2,669.38)
     21,199.58        (2,297.30)
     19,522.05        (4,316.07)
     14,099.78        (4,701.24)
     15,467.98        (5,333.74)
     23,703.92        (6,206.43)
     28,196.91        (5,900.03)
     21,756.72        (3,618.96)
      9,751.16       (11,450.55)
      9,583.78       (12,097.88)
     17,182.40        (3,997.33)
     20,693.27        (5,244.61)
     14,182.22       (14,127.34)
     21,535.32           984.21
     24,058.40        (7,771.49)
     18,872.66        (4,728.71)
     23,180.34          (268.39)
     23,468.65        (1,725.87)
     23,053.75        (4,193.09)
      5,690.56       (18,517.60)
     33,792.82       (10,138.41)
     26,264.45       (20,042.42)
     24,536.54        (3,517.98)
     26,428.70        (3,489.39)
     27,487.35        (6,023.34)
     17,686.60        (7,968.50)
     20,075.96        (1,631.85)
     18,969.89        (9,281.75)
     20,015.04        (8,019.73)
=================================================
    633,200.19      (285,524.41)    (1,531,735.48)
==================================================



                                             0.01
                                            ======

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B           REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                 POOL REPORT # 16
REPORTING MONTH:    Jan-97
                                                                     Page 5 of 6
CERTIFICATE PRINCIPAL ANALYSIS

PRINCIPAL

                               Original        Beginning        Current          Accelerated                Ending
             Cert.            Certificate     Certificate      Principal          Principal    Writedown  Certificate       Pool
             Class             Balances         Balances        Payable          Distribution    Amounts    Balances        Factor
------------------------------------------------------------------------------------------------------------------------------------


A-1                           52,393,000.00    30,897,789.81   (1,961,511.70)         0.00        0.00   28,936,278.11    55.22928%
A-1 Outstanding Writedown              0.00             0.00            0.00          0.00        0.00            0.00     0.00

A-2                           62,169,000.00    62,169,000.00            0.00          0.00        0.00   62,169,000.00   100.00000%
A-2 Outstanding Writedown              0.00             0.00            0.00          0.00        0.00            0.00     0.00

A-3                           29,540,000.00    29,540,000.00            0.00          0.00        0.00   29,540,000.00   100.00000%
A-3 Outstanding Writedown              0.00             0.00            0.00          0.00        0.00            0.00     0.00

A-4                           15,907,000.00    15,907,000.00            0.00          0.00        0.00   15,907,000.00   100.00000%
A-4 Outstanding Writedown              0.00             0.00            0.00          0.00        0.00            0.00     0.00

B-1                           19,650,000.00    19,650,000.00            0.00          0.00        0.00   19,650,000.00   100.00000%
B-1 Outstanding Writedown              0.00             0.00            0.00          0.00        0.00            0.00     0.00

B-2                            7,485,958.00     7,485,958.00            0.00          0.00        0.00    7,485,958.00   100.00000%
B-2 Outstanding Writedown              0.00             0.00            0.00          0.00        0.00            0.00     0.00


                            ----------------------------------------------------------------------------------------

                             187,144,958.00   165,649,747.81   (1,961,511.70)         0.00        0.00  163,688,236.11
                            ========================================================================================


                                       Principal Paid
                                         Per $1,000
                                         Denomination
                                      -----------------


A-1                                       63.48
A-1 Outstanding Writedown                  0.00

A-2                                        0.00
A-2 Outstanding Writedown                  0.00

A-3                                        0.00
A-3 Outstanding Writedown                  0.00

A-4                                        0.00
A-4 Outstanding Writedown                  0.00

B-1                                        0.00
B-1 Outstanding Writedown                  0.00

B-2                                        0.00
B-2 Outstanding Writedown                  0.00

OAKWOOD MORTGAGE INVESTORS, INC. 1995-B
OAKWOOD ACCEPTANCE CORP. -  SERVICER          REPORT DATE:  FEBRUARY 6, 1997
REMITTANCE REPORT                                           POOL REPORT # 16
REPORTING MONTH:  Jan-97
                                                            Page 6 of 6

CERTIFICATE INTEREST ANALYSIS


                                                                                                              Interest Paid
           Certificate   Remittance   Beginning      Current       Total       Interest         Ending          Per $1,000
              Class        Rate        Balance       Accrual       Paid       Shortfall        Balance        Denomination
                           --------------------------------------------------------------------------------------------------


A-1                       6.25%         0.00     160,925.99    160,925.99         0.00           0.00              5.21
A-1  Carryover Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00
A-1  Writedown Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00

A-2                       6.45%         0.00     334,158.38    334,158.38         0.00           0.00              5.38
A-2  Carryover Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00
A-2  Writedown Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00

A-3                       6.90%         0.00     169,855.00    169,855.00         0.00           0.00              5.75
A-3  Carryover Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00
A-3  Writedown Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00

A-4                       7.50%         0.00      99,418.75     99,418.75         0.00           0.00              6.25
A-4  Carryover Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00
A-4  Writedown Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00

B-1                       7.55%         0.00     123,631.25    123,631.25         0.00           0.00              6.29
B-1  Carryover Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00
B-1  Writedown Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00

B-2                       8.65%         0.00      53,961.28     53,961.28         0.00           0.00              7.21
B-2  Carryover Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00
B-2  Writedown Interest   0.00          0.00           0.00          0.00         0.00           0.00              0.00

X                               1,246,211.07     482,334.78    196,810.37   285,524.41   1,531,735.48

R                                       0.00           0.00          0.00         0.00           0.00

Service Fee                             0.00     138,041.46    138,041.46         0.00           0.00
                            -----------------------------------------------------------------------

                                1,246,211.07   1,562,326.88  1,276,802.47   285,524.41   1,531,735.48

Less Reserve Fund Deposit                                            0.00
                                                                   ------
                                                             1,276,802.47
                                                             ============




 Cert.          TOTAL              Cert.             Interest at
 Class       DISTRIBUTION          Class               22 days
----------------------------------------------------------------------


 A-1      2,122,437.69              A-1               200112.153


 A-2        334,158.38              A-2               245049.475



 A-3        169,855.00              A-3               124560.333



 A-4         99,418.75              A-4               72907.0833



 B-1        123,631.25              B-1               90662.9167
                                                      733291.961


 B-2         53,961.28



  X         196,810.37

  R

            138,041.46
         -----------

          3,238,314.17

                  0.00
             ---------
          3,238,314.17
             =========